Exhibit 23.1

DAVIS ACCOUNTING GROUP P.C.

A Certified Public Accounting Firm

337 South Main Street, Suite 120, Cedar City, Utah 84720

(435) 865-2808  •  FAX (435) 865-2821

Mr. Mak Wai Keung Shawn, President and CEO

Centiv, Inc.

P.O. Box 113,

Palos Verdes Estates, California 90274

Dear Mr. Mak:

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the Annual Report of Centiv, Inc. (the “Company”) on Form 10-K of our report on the financial statements of the Company as its independent auditors dated April 5, 2004, except for Note 17 to the Financial Statements, for which the date is April 28, 2004, as of and for the year ended December 31, 2003.  We further consent to the reference to us under the headings of Item 9. “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” and Item 14. “Principal Accountant Fees and Services” in the Annual Report on Form 10-K.

Respectfully submitted,

/s/ Davis Accounting Group P.C.
Davis Accounting Group P.C.
A Certified Public Accounting Firm

Cedar City, Utah

April 28, 2004